                                Exhibit 23(e)(1)

                   Amended and Restated Underwriting Agreement

                   AMENDED AND RESTATED UNDERWRITING AGREEMENT
          TRANSAMERICA IDEX MUTUAL FUNDS AND TRANSAMERICA CAPITAL, INC.

     This Agreement, made this 1st day of November, 2007 by and between Transamerica IDEX Mutual Funds, a Delaware statutory trust (referred to herein as the "Trust), and Transamerica Capital, Inc. (referred to herein as the "Distributor").

     WHEREAS, the Trust is registered with the Securities and Exchange Commission ("SEC") as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"), and has registered its shares of beneficial interest ("Shares") of each of its series listed on
Schedule I hereto, as such schedule may be amended in writing by the Trust and the Distributor from time to time (each such series, a "Fund"), for sale to the public under the Securities Act of 1933, as amended (the "1933 Act") and filed appropriate notices under various state securities laws; and

     WHEREAS, the Trust wishes to retain the Distributor as the principal underwriter in connection with the offering and sale of the Shares and to furnish certain other services to the Trust as specified in this Agreement; and

     WHEREAS, this Agreement has been approved by separate votes of the Trust's Board of Trustees ("Board") and of those Trustees who are not "interested persons" of the Trust, as defined in the 1940 Act and who have no direct or indirect financial interest in the operation of the plan of distribution adopted pursuant to Rule 12b-1 under the 1940 Act ("Plan") of a Fund or in any agreements related to such plan ("Independent Board Members") in conformity with
Section 15 of, and Rule 12b-1 under, the 1940 Act; and

     WHEREAS, the Distributor is willing and able to furnish such services on the terms and conditions hereinafter set forth.

     NOW, THEREFORE, in consideration of the promises and mutual covenants herein contained, it is agreed as follows:

     1. (a) The Trust hereby appoints the Distributor as its exclusive principal underwriter and distributor in connection with the offering and sale of Shares of each Fund to the public directly and through registered and qualified securities dealers, banks and other intermediaries (collectively, "Intermediaries"), and the Distributor hereby accepts such appointment, on the terms and for the period set forth in this Agreement. The Distributor, as agent for the Trust, shall, in accordance with applicable federal and state law and the organizational documents of the Trust and the registration statement most recently filed by the Trust with the SEC and effective under the 1940 Act and 1933 Act, as such Registration Statement may be amended or supplemented from time to time ("Registration Statement"): (i) promote the Funds; (ii) solicit orders for the purchase of the Shares subject to such terms and conditions as the Trust may specify; and (iii) accept orders for the purchase of the Shares on behalf of the Trust (collectively, "Distribution Services"). The Distributor shall comply with all applicable federal and state laws and offer the Shares of the Funds on an agency or "best efforts" basis under which the Trust shall issue only such Shares as are actually sold.

          (b) The Distributor may pay for ongoing shareholder liaison services, including responding to shareholder inquiries, providing shareholders with information on their investments, and any other services now or hereafter deemed to be appropriate subjects for the payments of "service fees" under Conduct Rule 2830 of the Financial Industry Regulatory Authority ("FINRA") (collectively, "Shareholder Services"), as appropriate.

     2. The Distributor may also enter into dealer or similar agreements with qualified Intermediaries it may select for the performance of Distribution Services and Shareholder Services. The Distributor may also enter into agreements with Intermediaries and other qualified entities to perform recordkeeping, shareholder servicing and sub-accounting services. In making such arrangements, the Distributor shall act only as principal and not as agent for the Trust. No such Intermediary is authorized to act as agent for the Trust in connection with the offering or sale of Shares to the public or otherwise, except for the limited purpose of determining the time as of which orders for the purchases, sales and exchanges of Shares are deemed to have been received.

     3. The public offering price of the Shares of each Fund shall be the net asset value per share (as determined by the Trust) of the outstanding Shares of the Fund (or class thereof) next determined after receipt of an order by the Fund or its designated agent plus any applicable sales charge, as described in the Registration Statement of the Trust.

     4. As compensation for providing Distribution Services under this Agreement, the Distributor shall retain the sales charge, if any, on purchases of Shares or retain deferred sales charges upon redemption of Shares, as set forth in the Registration Statement. The Distributor is authorized to collect the gross proceeds derived from the sale of the Shares, remit the net asset value thereof to the Trust upon receipt of the proceeds and retain the sales charge, if any. The Distributor may pay any or all of the distribution fees and service fees that it has received under this Agreement to such Intermediaries as it may from time to time determine, consistent with the Registration Statement and applicable law. The Distributor shall receive from each Fund fees at the rates and under the terms and conditions of the Plan adopted by the Trust with respect to each Fund, as such Plan is in effect from time to time, and subject to any further limitations on such fees as the Board may impose. The Distributor may reallow any or all of the sales charges that it has received under this Agreement to such Intermediaries as it may from time to time determine, consistent with the Registration Statement and applicable law. The Distributor may securitize or borrow against amounts to be received by the Distributor under the Plan, in which case payments of the fees under the Plan by a Fund may be made directly to the lender, security-holder or an agent thereof pursuant to written instructions of the Distributor; provided, however, that no such arrangement shall be deemed to give rise to any obligation on the part of the Trust or its Board to continue such payments if the Board determines that such payments are not in the best interests of the Fund or its shareholders, or to create any obligation of the Fund or Trust to the lender.

     5. As used in this Agreement, the terms "Prospectus" and "Statement of Additional Information" shall mean, respectively, the form of prospectus and statement of additional information with respect to the Funds filed by the Trust as part of the Registration Statement, or as they may be amended or supplemented from time to time.

     6. The Distributor shall print and distribute to prospective investors current Prospectuses, and shall print and distribute, upon request, to prospective investors current Statements of Additional Information, and may print and distribute such other sales literature, reports, forms and advertisements in connection with the sale and offers of sale of the Shares as it deems appropriate. In connection with such sales and offers of sale, the Distributor and any Intermediary shall give only such information and make only such statements or representations as are contained in the Funds' Registration Statement, or in information furnished in writing to the Distributor by the Trust and intended for such use or approved in writing by authorized representatives of the Trust or the Trust's investment adviser, and the Trust shall not be responsible in any way for any other information, statements or representations given or made by the Distributor or any Intermediary. Except as specifically provided in this Agreement, the Trust shall bear none of the expenses of the Distributor in connection with its offer and sale of the Shares.

     7. Subject to the right of the Trust to cease to offer Shares as set forth in paragraph 11 hereof, the Trust agrees at its own expense to register, qualify or determine the exemption for registration or qualification of the Shares then offered with the SEC, state and other regulatory bodies, and to prepare and file from time to time each Fund's Registration Statement, amendments thereto, reports and other documents as may be necessary to maintain the registration or qualification. The Distributor shall provide the Trust promptly with all information required for such registration or qualification. Each Fund shall bear all expenses related to preparing and typesetting such Prospectuses, Statements of Additional Information, and other materials required by law and such other expenses, including printing and mailing expenses, related to the Fund's communications with persons who are shareholders of that Fund.

     8. (a) The Distributor shall act as distributor of Shares in compliance in all material respects with all applicable laws, rules and regulations, including, without limitation, all rules and regulations made or adopted pursuant to (i) the 1940 Act, (ii) the 1933 Act, (iii) the Securities Exchange Act of 1934 ("1934 Act"), (iv) any securities association registered under the 1934 Act, including without limitation the FINRA Conduct Rules or rules of any other applicable self-regulatory organization. The Distributor shall offer the Shares, and accept purchases, redemptions and exchanges for Shares, in compliance with each Fund's Registration Statement and applicable law.

          (b) The Distributor shall be responsible for reviewing and making such filings with the FINRA, as required, of advertisements and sales literature relating to each Fund. The Distributor shall be responsible for reviewing the Registration Statement of each Fund, as applicable, for compliance with the requirement of the FINRA Conduct Rules that a Fund's prospectus contain disclosure of the details of any arrangement by which special cash compensation arrangements are made available to an FINRA member distributing the Fund's securities, which arrangements are not made available on the same terms to all FINRA members who distribute the Fund's securities.

          (c) The Distributor shall adopt and follow procedures for the confirmation of sales to investors and Intermediaries, the timeliness of orders, the collection of amounts payable by investors and Intermediaries on such sales, the correction of errors related to distribution of Shares, the cancellation of unsettled transactions, and assisting with the solicitation of proxies, and any other matters governed by Rule 38a-1 under the 1940 Act (as may apply to a principal underwriter for a registered investment company), each as may be necessary to comply with the requirements of the FINRA, any other self-regulatory organization, and the federal and state securities laws. The Distributor shall provide reports or other information to the Trust at the Trust's reasonable request, including, without limitation, reports related to the operation and implementation of the Funds' policies related to customer privacy, safeguarding of customer information, sales and marketing practices or other policies and procedures of the Trust.

     9. The Distributor agrees that it has adopted and implemented an anti-money-laundering program in compliance with the USA PATRIOT Act of 2001, the regulations thereunder and FINRA Conduct Rules, including, without limitation, customer identification program procedures and monitoring for suspicious activity. The Distributor additionally agrees that it has adopted and implemented procedures to comply with applicable law and regulation related to cash transaction reporting requirements, as well as monitoring and reporting under FinCEN, OFAC and other government watch lists. The Distributor shall provide reports or other information to the Trust at the Trust's reasonable request, related to the operation and implementation of any of the Trust's anti-money-laundering policies for which the Distributor is responsible.

     10. (a) The Trust agrees to indemnify, defend and hold the Distributor, its officers, directors and employees and any person who controls the Distributor within the meaning of Section 15 of the 1933 Act, free and harmless from and against any and all claims, demands, liabilities and expenses (including the reasonable cost of investigating or defending such claims, demands or liabilities and any counsel fees incurred in connection therewith) which the Distributor, its officers, directors and employees or any such controlling person may incur, under the 1933 Act or under common law or otherwise, arising out of or based upon any alleged untrue statement of a material fact contained in the Registration Statement or arising out of or based upon any alleged omission to state a material fact required to be stated or necessary to make the Registration Statement not misleading, provided that in no event shall anything contained in this Agreement be construed so as to protect the Distributor or such other parties against any liability to the Trust or its shareholders to which the Distributor or such other parties would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of their duties, or by reason of reckless disregard of their obligations and duties under this Agreement, and further provided that, notwithstanding the foregoing, the Trust shall not indemnify the Distributor or such other parties if such indemnification obligations arose, directly or indirectly, as a result of conduct as set forth in paragraph 10(b). The Distributor agrees that it shall look only to the assets of the applicable Fund, and not to any other series of the Trust, for satisfaction of any obligation created by this paragraph or otherwise arising under this Agreement.

          (b) The Distributor agrees to indemnify, defend and hold the Trust, its several officers and Trustees, and any person who controls the Trust within the meaning of Section 15 of the 1933 Act, free and harmless from and against any and all claims, demands, liabilities and expenses (including the cost of investigating or defending such claims, demands or liabilities and any counsel fees incurred in connection therewith) which the Trust, its officers or Trustees, or any such controlling person may incur, under the 1933 Act or under common law or otherwise, on account of any act of the Distributor or its directors, officers, employees or agents, constituting willful misfeasance, bad faith, or gross negligence in the performance of its duties, or by reason of its reckless disregard of its obligations and duties under this Agreement or arising out of or based upon any alleged untrue statement of a material fact contained in information furnished in writing by the Distributor to the Trust for use in the Registration Statement or arising out of or based upon any alleged omission to state a material fact in connection with such information required to be stated in the Registration Statement or necessary to make such information not misleading. As used in this paragraph, the term "employee" shall not include a corporate entity under contract to provide services to any Fund, or any employee of such a corporate entity, unless such person is otherwise an employee of the Trust.

          (c) Each party agrees to promptly notify the other of the commencement of any litigation or proceedings involving any indemnified party. The indemnification provisions of this paragraph 10 shall survive the termination of this Agreement.

     11. The Trust reserves the right at any time to withdraw any or all offerings of the Shares of a Fund, and at its discretion to recommence offering any time thereafter, by written notice to the Distributor at its principal office.

     12. The Distributor may at its sole discretion, directly or through Intermediaries, repurchase Shares offered for sale by the shareholders or Intermediaries. Repurchase of Shares by the Distributor shall be at the net asset value (less any applicable sales, redemption or other charges, as described in each Fund's Registration Statement) next determined after a repurchase order has been received. The Distributor will receive no commission or other remuneration for repurchasing Shares, other than deferred sales charges as described in the Registration Statement. At the end of each business day, the Distributor shall notify, by means of electronic transmission (as may be agreed-upon by the parties to this Agreement) or in writing, the Trust and the Trust's transfer agent, of the orders for repurchase of Shares received by the Distributor since the last such report, the amount to be paid for such Shares, and the identity of the shareholders or Intermediaries offering Shares for repurchase. Upon such notice, the Trust shall pay the Distributor such amounts as are required by the Distributor to pay for the repurchase of such Shares in cash or in the form of a credit against moneys due the Trust from the Distributor as proceeds from the sale of Shares. The Trust reserves the right to suspend such repurchase right upon written notice to the Distributor. The Distributor further agrees to act as agent for the Trust to receive and transmit promptly to the Trust's transfer agent shareholder and Intermediary requests for redemption of Shares.

     13. The Distributor is an independent contractor and shall be agent for the Trust only in respect to the sale, redemption and exchange of the Shares, including for the limited purpose of determining the time as of which Share transactions are deemed to have been received.

     14. The services of the Distributor to the Trust under this Agreement are not to be deemed exclusive, and the Distributor shall be free to render similar services or other services to others so long as its services hereunder are not impaired thereby.

     15. The Distributor shall prepare reports for the Board on a quarterly basis, or more frequently as reasonably requested by the Board, showing such information concerning expenditures related to this Agreement or related to the operation and implementation of a Fund's Plan.

     16. As used in this Agreement, the terms "assignment," "interested person" and "majority of the outstanding voting securities" shall have the meanings given to them by Section 2(a) of the 1940 Act, subject to such exemptions as may be granted by the SEC or its staff, as appropriate, by any rule, regulation, order, or no-action or interpretative letter.

     17. This Agreement will become effective with respect to each Fund on the date first written above or such other date specified on the schedule hereto and shall continue in effect, unless sooner terminated as provided herein, for so long as such continuance is specifically approved at least annually (i) by the Board or (ii) by a vote of a majority of the outstanding voting securities of the Fund, provided that in either event the continuance is also approved by a majority of the Trust's Independent Board Members, by vote cast in person at a meeting called for the purpose of voting on such approval.

     18. This Agreement is terminable with respect to some or all of the Funds without penalty by the Board, by vote of a majority of the outstanding voting securities of the Fund, or by the Distributor, on not less than 60 days' written notice to the other party, and such notice period may be waived upon the mutual written consent of the Distributor and the Trust. This Agreement will also automatically and immediately terminate in the event of its assignment.

     19. Shares of any Fund may have been divided into separate classes, as described in the applicable Fund's Registration Statement, and may have sales charges or discounts or waivers available for certain categories of investor.

     20. The Funds and the Distributor agree that the information exchanged hereunder and information about the respective customers and potential customers of each is confidential and as such shall not be disclosed, sold or used in any way except to carry out the terms of this Agreement. Notwithstanding the foregoing, such confidential information may be disclosed on a "need to know" basis as set forth in applicable privacy rules and regulations. The obligations regarding confidentiality hereunder shall not apply to any information which is
(i) otherwise publicly available, (ii) already possessed by the entity to whom the information was disclosed prior to disclosure hereunder, (iii) independently developed by the entity, or (iv) disclosed pursuant to law, rule, regulation or court or administrative order. The Distributor shall have the right to use any list of shareholders of each Fund or any other list of investors which it obtains in connection with its provision of services under this Agreement, provided that such use is consistent with applicable law and the privacy policies of the Distributor and the Fund. The Distributor further agrees to take commercially reasonable steps, in accordance with applicable law, to safeguard customer information. The provisions of this paragraph 20 will survive termination of this Agreement.

     21. From time to time, each Fund may implement policies, procedures or charges in an effort to avoid the potential adverse effects on the Funds of short-term trading by market timers. The Distributor agrees to cooperate in good faith with the Trust in the implementation of (i) any such policies, procedures and/or charges, and (ii) the imposition and payment over to the Fund of redemption fees specified in the Registration Statement. The Distributor agrees, where appropriate, to make reasonable efforts to obtain the agreement of Intermediaries to comply with the Funds' frequent trading and other policies set forth in the Funds' Registration Statement or to take alternative actions reasonably designed to achieve compliance with these policies.

     22. No provision of this Agreement may be changed, waived, discharged or terminated, except by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought. This Agreement may be executed in multiple counterparts.

     23. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Florida and the applicable provisions of the 1940 Act.

     24. Notices shall be provided to each party, as noted below:

     To the Distributor:

          Transamerica Capital, Inc.
          4600 S. Syracuse Street, Suite 1100
          Denver, CO 80237-2719
          720-493-4044

     To the Trust:

          Transamerica IDEX Mutual Funds
          570 Carillon Parkway
          St. Petersburg, FL 33716
          Attention: Dennis Gallagher
          727-299-1821

     25. Notice is hereby given that this Agreement has been adopted on behalf of the Fund by the Trustees of the Trust in their capacity as Trustee of the Trust and not individually and that the obligations of or arising out of this instrument are not binding upon any of the Trustees, officers or shareholders individually but are binding only upon the assets and property of the Fund.

     IN WITNESS WHEREOF, the parties hereto caused this Agreement to be executed by their officers thereunto duly authorized.

ATTEST                                  TRANSAMERICA IDEX MUTUAL FUNDS


By: /s/ Sarah L. Bertrand               By: /s/ Dennis P. Gallagher
    ---------------------------------       ------------------------------------
Name: Sarah L. Bertrand                 Name: Dennis P. Gallagher
Title: Manager                          Title: Vice President


ATTEST                                  TRANSAMERICA CAPITAL, INC.


By: /s/ Sarah L. Bertrand               By: /s/ Brenda L. Smith
    ---------------------------------       ------------------------------------
Name: Sarah L. Bertrand                 Name: Brenda L. Smith
Title: Manager                          Title: Assistant Vice President

                                   SCHEDULE I
                             UNDERWRITING AGREEMENT

The following series and classes of shares are offered effective as of November 1, 2007:

TA IDEX ALLIANCEBERNSTEIN INTERNATIONAL     TA IDEX AMERICAN CENTURY LARGE COMPANY      TA IDEX ASSET ALLOCATION - CONSERVATIVE
VALUE                                       VALUE                                       PORTFOLIO
Class I                                     Class A                                     Class A
                                            Class B                                     Class B
                                            Class C                                     Class C
                                            Class I                                     Class R

TA IDEX ASSET ALLOCATION - GROWTH           TA IDEX ASSET ALLOCATION - MODERATE         TA IDEX ASSET ALLOCATION - MODERATE
PORTFOLIO                                   GROWTH PORTFOLIO                            PORTFOLIO
Class A                                     Class A                                     Class A
Class B                                     Class B                                     Class B
Class C                                     Class C                                     Class C
Class R                                     Class R                                     Class R

TA IDEX BJURMAN, BARRY MICRO EMERGING       TA IDEX BLACKROCK GLOBAL ALLOCATION         TA IDEX BLACKROCK LARGE CAP VALUE
GROWTH
Class I                                     Class I                                     Class I

TA IDEX BLACKROCK NATURAL RESOURCES         TA IDEX CLARION GLOBAL REAL ESTATE          TA IDEX EVERGREEN HEALTH CARE
                                            SECURITIES
Class I                                     Class A                                     Class A
                                            Class B                                     Class B
                                            Class C                                     Class C
                                            Class I                                     Class I

TA IDEX EVERGREEN INTERNATIONAL SMALL CAP   TA IDEX FEDERATED MARKET OPPORTUNITY        TA IDEX JPMORGAN INTERNATIONAL BOND
Class I                                     Class I                                     Class I

TA IDEX JPMORGAN MID CAP VALUE              TA IDEX JENNISON GROWTH                     TA IDEX LEGG MASON PARTNERS ALL CAP
Class I                                     Class A                                     Class A
                                            Class B                                     Class B
                                            Class C                                     Class C
                                            Class I

TA IDEX LEGG MASON PARTNERS INVESTORS       TA IDEX LOOMIS SAYLES BOND                  TA IDEX MFS INTERNATIONAL EQUITY
VALUE
Class A                                     Class I                                     Class A
Class B                                                                                 Class B
Class C                                                                                 Class C
Class I

TA IDEX MARSICO GROWTH                      TA IDEX MARSICO INTERNATIONAL GROWTH        TA IDEX MELLON MARKET NEUTRAL STRATEGY
Class A                                     Class I                                     Class I
Class B
Class C
Class I

TA IDEX MULTI-MANAGER ALTERNATIVE           TA IDEX MULTI-MANAGER INTERNATIONAL FUND    TA IDEX NEUBERGER BERMAN INTERNATIONAL
STRATEGIES FUND
Class A                                     Class A                                     Class I
Class C                                     Class B
                                            Class C

TA IDEX OPPENHEIMER DEVELOPING MARKETS      TA IDEX OPPENHEIMER SMALL- & MID-CAP        TA IDEX PIMCO REAL RETURN TIPS
                                            VALUE
Class I                                     Class I                                     Class A
                                                                                        Class B
                                                                                        Class C
                                                                                        Class I

TA IDEX PIMCO TOTAL RETURN                  TA IDEX PROTECTED PRINCIPAL STOCK           TA IDEX TEMPLETON TRANSAMERICA GLOBAL
Class A                                     Class A                                     Class A
Class B                                     Class B                                     Class B
Class C                                     Class C                                     Class C
Class I                                     Class M                                     Class I

TA IDEX THIRD AVENUE VALUE                  TA IDEX TRANSAMERICA BALANCED               TA IDEX TRANSAMERICA CONVERTIBLE
                                                                                        SECURITIES
Class I                                     Class A                                     Class A
                                            Class B                                     Class B
                                            Class C                                     Class C
                                            Class I                                     Class I

TA IDEX TRANSAMERICA EQUITY                 TA IDEX TRANSAMERICA FLEXIBLE INCOME        TA IDEX TRANSAMERICA GROWTH OPPORTUNITIES
Class A                                     Class A                                     Class A
Class B                                     Class B                                     Class B
Class C                                     Class C                                     Class C
Class I                                     Class I                                     Class I
Class T

TA IDEX TRANSAMERICA HIGH-YIELD BOND        TA IDEX TRANSAMERICA MONEY MARKET           TA IDEX TRANSAMERICA SCIENCE & TECHNOLOGY
Class A                                     Class A                                     Class A
Class B                                     Class B                                     Class B
Class C                                     Class C                                     Class C
Class I                                     Class I                                     Class I

TA IDEX TRANSAMERICA SHORT-TERM BOND        TA IDEX TRANSAMERICA SMALL/MID CAP VALUE    TA IDEX TRANSAMERICA VALUE BALANCED

Class A                                     Class A                                     Class A
Class C                                     Class B                                     Class B
Class I                                     Class C                                     Class C
                                            Class I                                     Class I

TA IDEX UBS DYNAMIC ALPHA                   TA IDEX UBS LARGE CAP VALUE                 TA IDEX VAN KAMPEN EMERGING MARKETS DEBT
Class I                                     Class I                                     Class I

TA IDEX VAN KAMPEN MID-CAP GROWTH           TA IDEX VAN KAMPEN SMALL COMPANY GROWTH
Class I                                     Class I